UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2015

Kashin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161240	26-4711535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 North Curry Street - Carson City - Nevada 89703-4934

(Address of Principal Executive Offices) (Zip Code)

(345) 938-5360

(Registrant's telephone number, including area code)

One Clean Planet, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws;

I.Amendment to Article 1 to the Articles of Incorporation.

Article 1 of Articles of Incorporation of the Corporation be amended and substituting in lieu thereof the following new Article 1:

"Kashin, Inc."

II. Amendment to ARTICLE 3 OF the Articles of Incorporation.

RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting in its entirety the present Article 3 and substituting in lieu thereof the following new Article 3:

"The total number of shares of stock, which this corporation is authorized to issue, is seventy five million (75,000,000) shares of common stock, $.001 par value per share."

III. Amendment to the articles of incorporation to effect a reverse stock split.

RESOLVED that not later than ten (10) days after notifying FINRA (the "Effective Date") of the actions taken herein, the Corporation shall effect a 35:1 Reverse Stock Split of all of the issued and outstanding shares of the Corporation's common stock. Pursuant to the reverse split, each 35 shares of common stock issued and outstanding as of the Effective Date shall from and after the Effective Date, represent 1 share of common stock.

The name change of  'One Clean Planet, Inc.' (CLPT) to "Kashin, Inc." and the 35-1 reverse split was announced 7/24/2015 on FINRA's Daily List.

The name change/reverse split took effect at the open of business 7/27/2015. The new symbol will be CLPTD. The "D" will be removed in 20 business days and the symbol will change to KUSA.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit	Description

3.1	Articles of Incorporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kashin, Inc.

Dated: July 29, 2015	By:	/s/ Carl Maybin
Carl Maybin
Chief Executive Officer, Director